Exhibit 10.10
Execution Version

ASSET REPRESENTATIONS REVIEW AGREEMENT
BMW VEHICLE LEASE TRUST 2016-1,
as Issuer
and
BMW FINANCIAL SERVICES NA, LLC,
as Servicer
and
CLAYTON FIXED INCOME SERVICES LLC,
as Asset Representations Reviewer
_____________________________

Dated as of February 17, 2016
_____________________________

ASSET REPRESENTATIONS REVIEW AGREEMENT
This ASSET REPRESENTATIONS REVIEW AGREEMENT (this “Agreement”), entered into as of the 17th day of February 2016, by and among BMW VEHICLE LEASE TRUST 2016-1, a Delaware statutory trust (the “Issuer”), BMW FINANCIAL SERVICES NA, LLC, a Delaware limited liability company  (the “Servicer”), and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company (the “Asset Representations Reviewer”).
WHEREAS, the Issuer desires to engage the Asset Representations Reviewer to perform reviews of certain 2016-1 Leases for compliance with certain representations and warranties made with respect thereto.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.01       Definitions.
Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Indenture or the Servicing Supplement, as applicable.  Whenever used in this Agreement, the following words and phrases shall have the following meanings:
“Annual Fee” has the meaning stated in Section 4.01(a).
“ARR Indemnified Person” has the meaning stated in Section 5.04.

“Client Records” has the meaning stated in Section 3.13.

“Confidential Information” has the meaning stated in Section 7.01(b).

“Disqualification Event” has the meaning stated in Section 6.01.

“Eligible Representations” shall mean those representations identified within the “Tests” included in Exhibit A.

“Indemnified Person” has the meaning stated in Section 5.07.

“Indenture” means the Indenture, dated as of February 17, 2016, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

“Indenture Trustee” means U.S. Bank National Association.

“Initial Review Period” has the meaning stated in Section 3.06.

“Owner Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely as owner trustee of the Issuer.

“Personally Identifiable Information” has the meaning stated in Section 7.02.

“Privacy Laws” has the meaning stated in Section 7.02(a).

“Review” means the performance by the Asset Representations Reviewer of the Tests for each Review Asset in accordance with the terms of Section 3.05.

“Review Assets” means those 2016-1 Leases identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice.

“Review Fee” has the meaning stated in Section 4.01(b).

“Review Notice” means a notice delivered to the Asset Representations Reviewer pursuant to Section 12.02 of the Indenture.

“Review Materials” means the applicable documents, data, and other information listed in Exhibit A.

“Review Report” means, with respect to a Review, the related report prepared by the Asset Representations Reviewer in accordance with the terms of Section 3.08.

“Servicing Supplement” means the 2016-1 Servicing Supplement, dated as of February 17, 2016, among the Servicer, Financial Services Vehicle Trust and BMW Manufacturing L.P., as the same may be amended, supplemented or modified from time to time.

“Sponsor” means BMW Financial Services NA, LLC.

“Tests” means, with respect to any 2016-1 Lease or 2016-1 Vehicle, the procedures listed in Exhibit A with respect thereto.

“Test Fail” has the meaning stated in Section 3.05.

“Test Pass” has the meaning stated in Section 3.05.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of February 17, 2016, between BMW Auto Leasing LLC and the Owner Trustee, as the same may be amended, supplemented or modified from time to time.
“Underwriters” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc.

ARTICLE II.

 ENGAGEMENT; ACCEPTANCE
Section 2.01       Engagement; Acceptance.
The Issuer hereby engages Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer for the Issuer.  Clayton Fixed Income Services LLC hereby accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.
Section 2.02       Eligibility of Asset Representations Reviewer.
The Asset Representations Reviewer is a Person who (i) is not affiliated with the Issuer, the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee or any of their respective affiliates and (ii) was not engaged, or affiliated with a Person that was, engaged by the Sponsor or the Underwriters to perform pre-closing due diligence work on the 2016-1 Leases; and (iii) is not disqualified by the Securities and Exchange Commission or other applicable regulatory authority from acting as the Asset Representations Reviewer hereunder.  The Asset Representations Reviewer will promptly notify the Issuer and the Servicer if it no longer satisfies, or it reasonably expects that it will no longer satisfy, the conditions described in the immediately preceding sentence.
Section 2.03       Independence of the Asset Representations Reviewer.
The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer for the manner in which it accomplishes the performance of its obligations under this Agreement.  Unless expressly authorized by the Issuer, the Asset Representations Reviewer will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer.  Nothing in this Agreement will make the Asset Representations Reviewer and the Issuer members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.  For the avoidance of doubt, the Indenture Trustee will not be responsible for monitoring the performance by the Asset Representations Reviewer of its obligations under this Agreement.
ARTICLE III.
 DUTIES OF THE ASSET REPRESENTATIONS REVIEWER
Section 3.01       Review Scope.
The Reviews are designed to determine whether certain 2016-1 Leases were in compliance with certain representations made about them in the Servicing Supplement.
The Reviews are not designed to determine any of the following:
(a)	reason for delinquency;

(b)	creditworthiness of the Lessees, either at the time of the Review or as of the time of the origination of the related 2016-1 Leases;
(c)	overall quality of any Review Asset;
(d)	whether the Servicer has serviced any 2016-1 Lease in compliance with the terms of the Servicing Supplement;
(e)	whether noncompliance with the representations or warranties constitutes a breach of the Servicing Supplement;
(f)	whether the 2016-1 Leases complied with the representations and warranties set forth in the Servicing Supplement, except as expressly described in this Agreement; or
(g)	establish cause, materiality or recourse for any failed Test as described in Section 3.05.
Section 3.02       Review Notices.
Upon receipt of a Review Notice from the Indenture Trustee, the Asset Representations Reviewer will start a Review.  Within ten (10) Business Days of its receipt of a Review Notice, the Servicer will provide a list of the Review Assets to the Asset Representations Reviewer and the Indenture Trustee.
The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice and the related list of Review Assets is received by it.  The Asset Representations Reviewer is not obligated to verify (i) whether the Indenture Trustee properly determined that a Review Notice was required or (ii) the accuracy or completeness of the list of Review Assets provided by the Servicer.
Section 3.03       Review Materials.
Within sixty (60) days of the delivery of a Review Notice, the Servicer will provide the Asset Representations Reviewer with access to the Review Materials for all of the Review Assets in one or more of the following ways: (i) by providing access to the Servicer’s systems, either remotely or at an office of the Servicer, (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies at an office of the Servicer or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer.  The Servicer may redact or remove Personally Identifiable Information from the Review Materials to the extent such redaction or removal does not change the meaning or usefulness of the Review Materials.  The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects, and not misleading in any material respect.

Section 3.04       Missing or Insufficient Review Materials.

The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test.  If the Asset Representations Reviewer determines that there are missing or insufficient Review Materials, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than twenty (20) Business Days before the end of the Initial Review Period.  The Servicer will have fifteen (15) Business Days from receipt of such notification to give the Asset Representations Reviewer access to the missing Review Materials or other documents or information to correct any such insufficiency.  If the missing or insufficient Review Materials or other documents or information have not been provided by the Servicer within such fifteen (15) Business Day period, the related review of such Review Asset will be considered completed and the Review Report will report a Test Fail for each Test in respect of which such missing or insufficient Review Materials is necessary to determine whether a Test Pass result is appropriate.

Section 3.05       The Asset Representations Review.
For each Review, the Asset Representations Reviewer will perform, for each related Review Asset, the applicable procedures listed under “Tests” in Exhibit A for each Eligible Representation, using the Review Materials necessary to perform the procedures listed under such Test in Exhibit A.  For each Test and Review Asset, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

If a Review Asset was included in a prior Review, the Asset Representations Reviewer will not conduct additional Tests on such Review Asset, and will include the previously reported Test results in the Review Report for the current Review.  If the same Test is required for more than one Eligible Representation, the Asset Representations Reviewer will only perform the Test once for each Review Asset, and will report the results of the Test for each applicable Eligible Representation on the Review Report.

Section 3.06       Review Period.
The Asset Representations Reviewer will complete the Review of all applicable Review Assets within sixty (60) days after having received access to the related Review Materials pursuant to Section 3.03 (the “Initial Review Period”).  However, if additional Review Materials are provided to the Asset Representations Reviewer in respect of any Review Assets, as described in Section 3.04, the Initial Review Period will be extended for an additional thirty (30) days in respect of any such Review Assets.

Section 3.07       Completion of Review for Certain Review Assets.
Following the delivery of the list of the Review Assets and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Review Asset is paid in full by the related Lessee or purchased from the Issuer in accordance with the terms of the Basic Documents.  On receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of the related Review Asset, and the Review of such Review Asset will be considered complete (a “Test Complete”).

In this case, the related Review Report will indicate a Test Complete for such Review Asset and the related reason.

If a Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten (10) days before that Payment Date.  On receipt of such notice, the Asset Representations Reviewer will terminate the Review immediately and will not be obligated to deliver a Review Report.

Section 3.08       Review Report.
Within five (5) days following the applicable Review period described in Section 3.06, the Asset Representations Reviewer will provide the Issuer, the Servicer, the Administrator and the Indenture Trustee with a Review Report indicating for each Review Asset whether there was a Test Pass, Test Fail or Test Complete for each related Test.  For each Test Fail or Test Complete, the Review Report will indicate the related reason, including (for example) whether the Review Asset was a Test Fail as a result of missing or incomplete Review Materials.  The Review Report will contain a summary of the Review results to be included in the Issuer’s Form 10-D report in accordance with Section 1.21 of the Issuer Administration Agreement.  The Asset Representations Reviewer will ensure that the Review Report does not contain any Personally Identifiable Information.  On reasonable request of the Servicer, the Asset Representations Reviewer will provide additional details on the Test results.
Section 3.09       Review and Procedure Limitations.
The Asset Representations Reviewer will have no obligation (i) to determine whether a Delinquency Trigger has occurred, (ii) to determine whether the required percentage of Noteholders has voted to direct a Review, (iii) to determine which 2016-1 Leases are subject to a Review, (iv) to obtain or confirm the validity of the Review Materials, (v) to obtain missing or insufficient Review Materials (except to the extent set forth in Section 3.04), (vi) to take any action or cause any other party to take any action under any of the Basic Documents to enforce any remedies for breaches of any Eligible Representations or (vii) to determine whether any Test Fail constitutes a breach of any Basic Document.

The Asset Representations Reviewer will only be required to perform the Tests provided in Exhibit A in consideration of the Review Materials made accessible to it in accordance with the terms of this Agreement, and will have no obligation to perform additional testing procedures on any Review Assets other than as specified in this Agreement.  The Asset Representations Reviewer will have no obligation to provide reporting or information in addition to that described in Section 3.08.  However, the Asset Representations Reviewer may review and report on additional information that it determines in good faith to be material to its performance under this Agreement.

The Issuer expressly agrees that the Asset Representations Reviewer is not advising the Issuer or any Noteholder or any investor or future investor concerning the suitability of the Notes or any investment strategy.  The Issuer expressly acknowledges and agrees that the Asset

Representations Reviewer is not an expert in accounting, tax, regulatory, or legal matters, and that the Asset Representations Reviewer does not provide legal advice as to any matter.
Section 3.10       Review Systems.
The Asset Representations Reviewer will maintain and utilize an electronic case management system to manage the Tests and provide systematic control over each step in the Review process and ensure consistency and repeatability among the Tests.
Section 3.11       Representatives.
(a)            Servicer Representative.  The Servicer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Asset Representations Reviewer in its completion of a Review.
(b)            Asset Representations Reviewer Representative. The Asset Representations Reviewer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Servicer, the Issuer or the Indenture Trustee during the Asset Representations Reviewer’s completion of a Review.  The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person, and will direct any such Persons to submit written questions or requests to the Servicer.
Section 3.12       Dispute Resolution.
If a Review Asset that was the subject of Review becomes the subject of a dispute resolution proceeding under Section 4.2 of the Servicing Supplement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding.  The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section 4.2 of the Servicing Supplement.  If not paid by a party to the dispute resolution, the reasonable expenses of the Asset Representations Reviewer will be reimbursed by the Issuer according to Section 4.03 of this Agreement.
Section 3.13       Records Retention.
The Asset Representations Reviewer will maintain copies of Review Materials, Review Reports and internal work papers and correspondence (collectively the “Client Records”) for a period of two (2) years after the delivery of the related Review Report.  At the expiration of the retention period, the Asset Representations Reviewer shall return all Client Records to the Servicer, in such format as mutually agreed by the Servicer and the Asset Representations Reviewer.  Upon the return of the Client Records, the Asset Representations Reviewer shall have no obligation to retain such Client Records or to respond to inquiries concerning the Review.

ARTICLE IV.
PAYMENTS TO ASSET REPRESENTATIONS REVIEWER
Section 4.01       Asset Representations Reviewer Fees.
(a)            Annual Fee.
As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive an annual fee (the “Annual Fee”) with respect to each annual period prior to the termination of the Issuer, in an amount equal to $7,500, which shall be paid in accordance with Section 4.01(c).
(b)            Review Fee.
Following the completion of a Review and the delivery to the Indenture Trustee, the Issuer, the Servicer and the Administrator of the related Review Report, or the termination of a Review according to Section 3.07, and the delivery to the Servicer, the Issuer, the Administrator and the Indenture Trustee of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $175 for each Review Asset for which a Review was started (the “Review Fee”).  However, no Review Fee will be charged for any Review Asset which was included in a prior Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Review according to Section 3.07 or due to missing or insufficient Review Materials in accordance with Section 3.04.
(c)            Payment.
All payments required to be made to the Asset Representations Reviewer shall be made to the following wire account or to such other account as may be specified by the Asset Representations Reviewer from time to time:
Clayton Fixed Income Services LLC
ABA#:  021000021
Account #:  114778965
JPMorgan Chase, 270 Park Avenue, New York, NY 10027

The initial Annual Fee will be paid by the Servicer on the Closing Date. Each other Annual Fee, each Review Fee and the amount of any properly invoiced expenses or claims to be reimbursed or paid by the Issuer pursuant to the terms of this Agreement, will become due and payable by the Issuer (i) in the case of such other Annual Fees, on the Payment Date occurring in February of each year, beginning in 2017, and continuing until this Agreement is terminated in accordance with the priority of payments set forth in Section 5.04 or 8.04 of the Indenture, as applicable, and (ii) in the case of the Review Fee and such other expenses or claims (including under Sections 4.02, 4.03, and 5.04), on the Payment Date in the calendar month subsequent to the calendar month in which the related detailed written invoice is received by the Issuer and the Servicer, to be paid in accordance with the priority of payments set forth in Section 5.04 or 8.04 of the Indenture, as applicable; provided that, in the event that any such properly invoiced fees, expenses or claims are not paid or reimbursed in full by the Issuer on the related Payment Date,

BMW Financial Services NA, LLC, in its capacity as Administrator, shall promptly pay the Asset Representations Reviewer for any such unpaid amounts in accordance with the terms of the Issuer Administration Agreement; provided further, that if, subsequent to any such payment by the Administrator to the Asset Representations Reviewer, the Asset Representations Reviewer receives payment or reimbursement in respect of the related fee, expense or claim, in part or in full, from the Issuer, then the Asset Representations Reviewer shall promptly refund the Administrator for the amount of such payment or reimbursement received from the Issuer on such subsequent date. If a Review is terminated in accordance with Section 3.07, the Asset Representations Reviewer must submit its invoice for the related Review Fee no later than ten (10) Business Days before the final Payment Date in order to be reimbursed on such final Payment Date.
Section 4.02       Reimbursable Expenses.
If the Servicer provides access to the Review Materials at one of its properties, the Issuer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Review upon receipt of a detailed written invoice provided to the Issuer and the Servicer; provided that such expenses may not exceed $3,000 for any Review.  Such expenses shall be paid on the Payment Date in the calendar month subsequent to the calendar month in which such invoice in received. The Asset Representations Reviewer will also be reimbursed for any expenses related to a dispute resolution proceeding as set forth in Section 4.03.
Section 4.03       Dispute Resolution Expenses.
If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.12 of this Agreement and its reasonable out-of-pocket expenses for participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days after the end of the proceeding, the Issuer will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed written invoice.  Such expenses shall be paid on the Payment Date in the calendar month subsequent to the calendar month in which such invoice is received.
ARTICLE V.
 OTHER MATTERS PERTAINING TO THE ASSET REPRESENTATIONS REVIEWER
Section 5.01       Representations and Warranties of the Asset Representations Reviewer.
The Asset Representations Reviewer hereby makes the following representations, warranties and covenants as of the Closing Date:
(a)            Organization and Good Standing.  The Asset Representations Reviewer is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has the power, authority and legal right to perform its obligations under this Agreement.

(b)            Due Qualification.  The Asset Representations Reviewer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.
(c)            Due Authorization.  The execution, delivery and performance by the Asset Representations Reviewer of this Agreement have been duly authorized by the Asset Representations Reviewer by all necessary limited liability action on the part of the Asset Representations Reviewer and this Agreement will remain, from the time of its execution, an official record of the Asset Representations Reviewer.
(d)            Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Asset Representations Reviewer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to equitable principles.
(e)            No Violation. The execution and delivery of this Agreement by the Asset Representations Reviewer, and the performance by the Asset Representations Reviewer of the obligations contemplated by this Agreement and the fulfillment by the Asset Representations Reviewer of the terms hereof applicable to the Asset Representations Reviewer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Federal or State statute, rule or regulation that is applicable to the Asset Representations Reviewer, or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Asset Representations Reviewer is a party or by which it is bound.
(f)            No Proceedings.  There are no proceedings or investigations pending or, to the best knowledge of the Asset Representations Reviewer, threatened against the Asset Representations Reviewer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Notes or the Trust Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Asset Representations Reviewer, would materially and adversely affect the performance by the Asset Representations Reviewer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.
(g)            Compliance with Applicable Law.  The Asset Representations Reviewer will act in accordance with all requirements applicable to an asset representations reviewer under applicable law (as amended from time to time) and other state or federal securities law applicable to asset representations reviewers in effect during the term of this Agreement.
Section 5.02       Limitation of Liability.
To the fullest extent permitted by applicable law, the Asset Representations Reviewer shall not be under any liability to the Issuer, the Servicer, or the Indenture Trustee, or any other Person for any action taken or not taken, in each case in good faith and in its capacity as Asset Representations Reviewer pursuant to this Agreement, or for errors in judgment, whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Asset Representations Reviewer against any liability which would otherwise by imposed by reason of willful misconduct, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder.  In no event will the Asset Representations Reviewer be liable for special, indirect or consequential loss or damage (including loss of profit) even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.
 The Asset Representations Reviewer and any director, officer, employee, or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Asset Representations Reviewer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement which in its reasonable opinion may involve it in any expense or liability in respect of which it shall not have received sufficient security or indemnity.

Section 5.03       Inspections of Asset Representations Reviewer
The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuer, the Servicer or the Administrator, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of accounts, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance under this Agreement and (c) any claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s, the Servicer’s or the Administrator’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees.  Each of the Issuer, the Servicer and the Administrator, will, and will cause its authorized representatives to, hold in confidence such information except if disclosure may be required by law or if the Issuer, the Servicer or the Administrator reasonably determines that it is required to make the disclosure under this Agreement or the other Basic Documents.  The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.
Section 5.04       Indemnification of Asset Representations Reviewer.
The Issuer will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “ARR Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or reckless disregard of its obligations and duties hereunder or (ii) the Asset Representations Reviewer’s breach of any of its representations, warranties, covenants or agreements in this Agreement.
Section 5.05       Proceedings

Promptly on receipt by an ARR Indemnified Person of notice of a Proceeding against it, the ARR Indemnified Person, will, if a claim is to be made under Section 5.04, notify the Issuer and the Servicer of the Proceeding.  The Issuer or the Servicer may participate in and assume the defense and settlement of a Proceeding at its expense.  If the Issuer or the Servicer notifies the ARR Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the ARR Indemnified Person, and so long as the Issuer or the Servicer assumes the defense of the Proceeding in a manner reasonably satisfactory to the ARR Indemnified Person, the Issuer and the Servicer will not be liable for legal expenses of counsel to the ARR Indemnified Person unless there is a conflict between the interests of the Issuer or the Servicer, as applicable, and an ARR Indemnified Person.  If there is a conflict, the Issuer or the Servicer will pay for the reasonable fees and expenses of separate counsel to the ARR Indemnified Person.  No settlement of a Proceeding may be made without the approval of the Issuer and the Servicer and the ARR Indemnified Person, which approval will not be unreasonably withheld.
Section 5.06       Delegation of Obligations
The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer and the Servicer.
Section 5.07       Indemnification by Asset Representations Reviewer.
To the fullest extent permitted by law, the Asset Representations Reviewer shall indemnify and hold harmless the Issuer, the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee, and their respective officers, directors, trustees, successors, assigns, legal representatives, agents, and servants (each an “Indemnified Person”), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses, including those incurred by an Indemnified Person in connection with the enforcement of any indemnification or other obligation of the Asset Representations Reviewer) of any kind and nature whatsoever which may be imposed on, incurred by, or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person) which arose out of the negligence, willful misconduct or bad faith of the Asset Representations Reviewer in the performance of its obligations and duties under this Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify an Indemnified Person from and against expenses arising or resulting from (i) the Indemnified Person’s own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty made by the Indemnified Person.

In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the Asset Representations Reviewer will assume the defense thereof, including the employment of counsel and the payment of all expenses.  The Issuer, the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee each will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable attorney’s fees will be paid by the Asset Representations Reviewer.  In the event of any claim, action, or proceeding for which indemnity will be sought pursuant to this Section 5.07, the Issuer’s, the Depositor’s, the Servicer’s, the Owner Trustee’s

and the Indenture Trustee’s choice of legal counsel shall be subject to the approval of the Asset Representations Reviewer, which approval shall not be unreasonably withheld.

The indemnification obligations set forth in Section 5.04 and this Section 5.07 will survive the termination of this Agreement and the resignation or removal of the Asset Representations Reviewer.  The obligations pursuant to this Section 5.07 shall not constitute a claim against the Issuer or the Trust Estate (as defined in the Indenture) and the Asset Representations Reviewer shall not be liable for any amount in excess of the fees received by it in accordance with the terms of this Agreement.  To the extent amounts due to the Indenture Trustee and the Owner Trustee under this Section 5.07 are in excess of the limitation set forth in the immediately preceding sentence, such amounts will be paid by the Issuer in accordance with the priority of payments set forth in Section 5.04 or 8.04 of the Indenture, as applicable.
ARTICLE VI.

 REMOVAL, RESIGNATION
Section 6.01       Removal of Asset Representations Reviewer.
If any one of the following events (“Disqualification Events”) shall occur and be continuing:
(a)            the Asset Representations Reviewer no longer meets the eligibility requirements in Section 2.02;
(b)            any failure by the Asset Representations Reviewer duly to observe or perform in any material respect any other covenant or agreement of the Asset Representations Reviewer set forth in this Agreement; or
(c)            an Insolvency Event occurs with respect to the Asset Representations Reviewer;
then, the Issuer may, but shall not be required to, remove the Asset Representations Reviewer and promptly appoint a successor Asset Representations Reviewer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Asset Representations Reviewer so removed and one copy to the successor Asset Representations Reviewer. Any removal of the Asset Representations Reviewer shall not take effect until a successor Asset Representations Reviewer is assigned in accordance with Section 6.02.
Section 6.02       Appointment of Successor.
If a successor Asset Representations Reviewer has not been appointed by the Issuer within thirty (30) days after the giving of written notice of resignation by the Asset Representations Reviewer pursuant to Section 6.04 or the delivery of the written instrument with respect to the removal of the Asset Representations Reviewer pursuant to Section 6.01, the Asset Representations Reviewer or the Servicer may apply to any court of competent jurisdiction to appoint a successor Asset Representations Reviewer meeting the requirements of Section 2.02 to act until such time, if any, as a successor Asset Representations Reviewer has been appointed as above provided.

Section 6.03       Merger or Consolidation of, or Assumption of the Obligations of, Asset the Representations Reviewer.
Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 2.02, will be the successor to the Asset Representations Reviewer under this Agreement.  Such Person shall execute and deliver to the Issuer, the Servicer and the Indenture Trustee an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).
Section 6.04       Asset Representations Reviewer Not to Resign.
The Asset Representations Reviewer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Asset Representations Reviewer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Asset Representations Reviewer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by an officer’s certificate of the Asset Representations Reviewer, each to such effect delivered to the Issuer, the Servicer, and the Indenture Trustee.  The Asset Representations Reviewer shall promptly notify the Issuer, the Servicer and the Indenture Trustee upon having made any such determination permitting its resignation hereunder, and shall provide, with such notice, appropriate evidence thereof (as described in the immediately preceding sentence). Upon receipt of such notice, the Issuer shall promptly appoint a successor Asset Representations Reviewer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Asset Representations Reviewer so removed and one copy to the successor Asset Representations Reviewer.  No such resignation shall become effective until a successor Asset Representations Reviewer shall have assumed the responsibilities and obligations of the Asset Representations Reviewer in accordance with Section 6.02 hereof.

Section 6.05       Cooperation of Asset Representations Reviewer.
In the event of any resignation or removal of the Asset Representations Reviewer pursuant to the terms of this Agreement, the Asset Representations Reviewer shall cooperate with the Issuer and the Servicer and take all reasonable steps requested to assist the Issuer and the Servicer in making an orderly transfer of the duties of the Asset Representations Reviewer.  To the extent expenses incurred by the Asset Representations Reviewer in connection with the replacement of the Asset Representations Reviewer are not paid by the Asset Representations Reviewer that is being replaced, the Issuer will pay such expenses in accordance with the priority of payments set forth in Section 5.04 or 8.04 of the Indenture, as applicable.
ARTICLE VII.
 TREATMENT OF CONFIDENTIAL INFORMATION

Section 7.01       Confidential Information.
(a)            Treatment.  The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Article VII, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information.  The Confidential Information will not, without the prior consent of the Issuer and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Reviews of Review Assets or performing its obligations under this Agreement.  The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by the Issuer or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.
(b)            Definition.  “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:
(i)            lists of Review Assets and any related Review Materials;
(ii)            origination and servicing guidelines, policies and procedures, and form contracts; and
(iii)            notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.
However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer or the Servicer provides permission to the applicable Information Recipients to release.
(c)            Protection.  The Asset Representations Reviewer will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care.  The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 7.02.

(d)            Disclosure.  If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information.  However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuer and the Servicer with notice of the requirement and will cooperate, at the Servicer’s expense, in the Issuer’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information.  If the Issuer or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.
(e)            Responsibility for Information Recipients.  The Asset Representations Reviewer will be responsible for a breach of this Article VII by its Information Recipients.
(f)            Violation.  The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer and the Servicer and the Issuer and the Servicer may seek injunctive relief in addition to legal remedies.  If an action is initiated by the Issuer or the Servicer to enforce this Article VII, the prevailing party will be entitled to reimbursement of costs and expenses, including reasonable attorney’s fees, incurred by it for the enforcement.
Section 7.02       Safeguarding Personally Identifiable Information.
(a)            Definition.  “Personally Identifiable Information” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual, as further described in § 501(b) of the Gramm-Leach-Bliley Act and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information (12 C.F.R. Section 208, Appendix D-2) (collectively, the “Privacy Laws”), that is provided or made available to the Asset Representations Reviewer pursuant to this Agreement.  “Issuer PII” means Personally Identifiable Information furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and Personally Identifiable Information developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.
(b)            Use of Issuer PII.  The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform a Review, (B) with the prior consent of the Issuer and the Servicer or (C) as required by applicable law.  When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task.  The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.  The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer and the Servicer.

(c)            Safeguards.  The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII except as provided in this Agreement.  The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes.  The Asset Representations Reviewer must comply with all laws applicable to Personally Identifiable Information, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection.  The Asset Representations Reviewer will protect and secure the Issuer PII.  The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable law and this Agreement.  The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards designed to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement.  These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.
(d)            Information. The Asset Representations Reviewer agrees to provide the Issuer with information regarding its privacy and information security systems, policies and procedures as the Issuer may reasonably request relating to compliance with this Agreement and applicable Privacy Laws. The Asset Representations Reviewer shall provide training in the Privacy Laws and the Asset Representations Reviewer’s information security policies to all personnel whose duties pursuant to this Agreement could bring them in contact with Personally Identifiable Information.
(e)            Breach.  The Asset Representations Reviewer will notify the Issuer and the Servicer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.  In the event of any actual or apparent theft, unauthorized use or disclosure of any Personally Identifiable Information, the Asset Representations Reviewer will commence all reasonable efforts to investigate and correct the causes and remediate the results thereof, and as soon as practicable following discovery of any such event, provide the Issuer notice thereof, and such further information and assistance as may be reasonably requested.
(f)            Return or Disposal of Issuer PII.  Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of a Review or the request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer.  Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable law.

(g)            Compliance; Modification.  The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 7.02.  The Asset Representations Reviewer, the Issuer and the Servicer agree to modify this Section 7.02 as necessary for either party to comply with applicable law.
(h)            Audit of Asset Representations Reviewer.  The Asset Representations Reviewer will permit the Issuer, the Servicer and their respective authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 7.02 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits.  The Issuer and the Servicer agree to make reasonable efforts to schedule any audit described in this Section 7.02 with the inspections described in Section 5.03.  The Asset Representations Reviewer will also permit the Issuer during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.
(i)            Affiliates and Third Parties.  If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing a Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 7.02, and this Agreement is intended to benefit the Affiliate or third party.  The Affiliate or third party may enforce the PII related terms of this Section 7.02 against the Asset Representations Reviewer as if each were a signatory to this Agreement.
ARTICLE VIII.
 OTHER MATTERS PERTAINING TO THE ISSUER
Section 8.01       Termination of the Issuer.
This Agreement will terminate, except for obligations under Article VII and Sections 5.04 and 5.07, on the earlier of (i) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (ii) the date the Issuer is terminated in accordance with the terms of the Trust Agreement.
ARTICLE IX.
MISCELLANEOUS PROVISIONS
Section 9.01       Amendment.
(a)            This Agreement may be amended by the Asset Representations Reviewer, the Issuer and the Servicer, without the consent of any of the Noteholders, (i) to comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Issuer and the Servicer, adversely affect in any material respect the interests of any Noteholder whose consent has not been obtained, or (ii) to correct any manifest error in the terms of this Agreement as compared to the terms expressly set forth in the Prospectus.
(b)            This Agreement may also be amended from time to time by the Asset Representations Reviewer, the Issuer and the Servicer, with the consent of the Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders.
(c)            It shall not be necessary for any consent of Noteholders pursuant to this Section 9.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
(d)            Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.  The Owner Trustee may, but shall not be obligated to, execute and deliver such amendment which affects its rights, powers, duties or immunities hereunder.
(e)            Notwithstanding anything to the contrary in this Section 9.01, any amendment to this Agreement that affects the rights or obligations of either the Indenture Trustee or the Owner Trustee will require the consent of the Indenture Trustee or the Owner Trustee, as applicable.
Section 9.02       Notices.
All notices hereunder shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt.  Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this section.

If to the Asset Representations Reviewer, to:
Clayton Fixed Income Services LLC
1700 Lincoln Street
Denver, CO 80203
Attention: SVP, Surveillance
with a copy to:
Clayton Fixed Income Services LLC
100 Beard Sawmill Road
Shelton, CT 06484
If to the Issuer, to:

c/o Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600
Attention: Corporate Trust Administration

with a copy to the Administrator, at:
BMW Financial Services NA, LLC
300 Chestnut Ridge Road,
Woodcliff Lake, New Jersey 07677
Attention: General Counsel

If to the Servicer, to:
BMW Financial Services NA, LLC
300 Chestnut Ridge Road,
Woodcliff Lake, New Jersey 07677
Attention: General Counsel
Section 9.03       Severability Clause.
This Agreement constitutes the entire agreement among the Asset Representations Reviewer, the Issuer and the Servicer. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.
If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
Section 9.04       Counterparts.
This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.
Section 9.05       Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.06       Relationship of the Parties.
The Asset Representations Reviewer is an independent contractor and, except for the services which it agrees to perform hereunder, the Asset Representations Reviewer does not hold itself out as an agent of any other party hereto.  Nothing herein contained shall create or imply an agency relationship among the Asset Representations Reviewer and any other party hereto, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.
Section 9.07       Captions.
The captions used herein are for the convenience of reference only and not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.
Section 9.08       Waivers.
No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.
Section 9.09       Assignment.
This Agreement may not be assigned by the Asset Representations Reviewer except as permitted under Section 6.03 hereof.
Section 9.10       Benefit of the Agreement; Third-Party Beneficiaries.
This Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns.  The Owner Trustee and the Indenture Trustee, for the benefit of the Noteholders, will be third-party beneficiaries of this Agreement entitled to enforce this Agreement against the Asset Representations Reviewer and the Servicer.  No other Person will have any right or obligation under this Agreement, except as provided in Section 7.02(i).
Section 9.11       Exhibits.
The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.
Section 9.12       No Petition.
Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations and payments under the Securitized Financing have been paid in full, they will not institute against, or join any Person in instituting against any Noteholder, any Note Owner, the UTI Beneficiary (and the general partner of the UTI Beneficiary that is a partnership, or the managing member of the UTI Beneficiary that is a limited liability company), the Vehicle Trustee, the Vehicle Trust, any Special Purpose Affiliate

(and the general partner of any Special Purpose Affiliate that is a partnership, or the managing member of any Special Purpose Affiliate that is a limited liability company) that holds a beneficial interest in the Vehicle Trust, the Transferor, the Transferee, the Indenture Trustee or any Affiliate or beneficiary of the same, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any United States federal or state bankruptcy or similar law; provided, however, that nothing herein shall be deemed to prohibit the Asset Representations Reviewer from filing a claim in, or otherwise participating in, any such action or proceeding that is not prohibited hereunder.
Section 9.13       Limitation of Liability of Owner Trustee.
The parties hereto are put on notice and hereby acknowledge and agree that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

IN WITNESS WHEREOF, the Issuer, the Servicer and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.
BMW VEHICLE LEASE TRUST 2016-1, as Issuer
By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By: /s/ Dorri Costello
Name: Dorri Costello
Title: Vice President
BMW FINANCIAL SERVICES NA, LLC,
as Servicer
By: /s/ Neal Crouch
Name: Neal Crouch
Title: Vice President - Finance & CFO (Interim)
CLAYTON FIXED INCOME SERVICES LLC,
as Asset Representations Reviewer
By: /s/ Robert A. Harris
Name: Robert A. Harris
Title: Secretary

EXHIBIT A
Representations and Warranties Made as of February 17, 2016		Tests
1.	The 2016-1 Vehicle was a new BMW passenger car, BMW light truck, BMW motorcycle, MINI passenger car or Rolls-Royce passenger car at the time of origination of the related 2016-1 Lease.	1.
Observe the related Lease Agreement and confirm that the 2016-1 Vehicle is described therein as being a new BMW passenger car, BMW light truck, BMW motorcycle, MINI passenger car or Rolls-Royce passenger car.

2.	The 2016-1 Vehicle has a model year of 2013 or later.	2.	Observe the related Lease Agreement and confirm that the 2016-1 Vehicle is described therein as having a model year of 2013 or later.
3.	The 2016-1 Lease provides for level payments that fully amortize the Adjusted Capitalized Cost of the 2016-1 Lease at the related Lease Rate to the related Contract Residual Value over the lease term and, in the event of a lessee-initiated early termination, provides for payment of the related Early Termination Cost.	3.
Observe the related Lease Agreement and confirm that, as of February 17, 2016: (i) each Monthly Payment was described therein as being equal, except that the final payment may be different, (ii) such Monthly Payments fully amortize the Adjusted Capitalized Cost to the Contract Residual Value over the term of such 2016-1 Lease, and (iii) such Lease Agreement contained language indicating that the related Lessee will have to pay Early Termination Costs if such Lessee initiates early termination of such 2016-1 Lease.

4.	The 2016-1 Lease was originated on or after July 1, 2013.	4.	Observe the related Lease Agreement and confirm that the origination date of the 2016-1 Lease is described therein as being a date on or after July 1, 2013.
5.	The 2016-1 Lease has a Maturity Date on or after the June 2016 Payment Date and no later than the January 2019 Payment Date.	5.
Observe the related Lease Agreement and confirm that, as of February 17, 2016, the Maturity Date of the related 2016-1 Lease described therein was: (i) on or after the Payment Date in June 2016 and (ii) no later than the Payment Date in January 2019.

6.	The 2016-1 Lease is not more than 29 days past due as of the Cutoff Date.	6.
Observe the data tape provided by BMW FS for the purposes of such review (the “Data Tape”) and confirm that, as of February 17, 2016, the 2016-1 Lease is not described thereon as being more than 29 days past due as of the Cutoff Date.

7.	The 2016-1 Lease was originated by BMW FS in the United States, for a Lessee with a U.S. address, in the ordinary course of BMW FS’ business and in compliance with BMW FS’ customary credit policies and practices.	7.
Observe the related Lease Agreement and confirm that, as of February 17, 2016: (i) the Lessee’s address was within the United States of America (exclusive of any territories, army post offices, fleet post offices and diplomatic post offices) and (ii) such Lease Agreement was on a form included in the list of approved forms of lease agreements provided to Clayton Fixed Income Services LLC (“Clayton”) by BMW FS.

8.	The 2016-1 Lease is a U.S. dollar-denominated obligation.	8.	Observe the related Lease Agreement and confirm that the Monthly Payments required to be made by the related Lessee are not specifically described as being in a currency other than U.S. dollars.

1

Representations and Warranties Made as of February 17, 2016	Tests
9.	The 2016-1 Lease was created in compliance in all material respects with all applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and applicable disclosure laws.	9.
Observe the related Lease Agreement and confirm that, as of February 17, 2016, such Lease Agreement was on a form included in the list of approved forms of lease agreements provided to Clayton by BMW FS.

10.	The 2016-1 Lease (a) is a legal, valid and binding payment obligation of the Lessee, enforceable against the Lessee in accordance with its terms, as amended, (b) has not been satisfied, subordinated, rescinded, canceled or terminated, and (c) no right of rescission, setoff, counterclaim or defense with respect to such 2016-1 Lease has been asserted or threatened in writing.	10.
Observe the related Lease Agreement and confirm that, as of February 17, 2016,  such Lease Agreement was on a form included in the list of approved forms of lease agreements provided to Clayton by BMW FS.  Observe the Data Tape and confirm that, as of February 17, 2016, the 2016-1 Lease has one of the status codes provided by BMW FS to Clayton for the purpose of such confirmation.  Observe the related 2016-1 Lease in the Data Tape and confirm it was an active account on the Closing Date.

11.	For each 2016-1 Lease that was executed electronically, an electronic executed copy of the documentation associated with the 2016-1 Lease is located at one of BMW FS’ offices.	11.
Observe the electronic Lease Agreement in BMW FS’ customer service system and confirm that, if the related Lease Agreement was executed electronically, an electronic copy of the executed Lease Agreement appears therein.

12.	The 2016-1 Lease requires the related Lessee to obtain physical damage and liability insurance that names BMW FS or the lessor as loss payee covering the related 2016-1 Vehicle.	12.
Observe the related Lease Agreement and confirm that, as of February 17, 2016, the face of such Lease Agreement required that the related Lessee to obtain physical damage and liability insurance naming BMW FS or the lessor as loss payee.

13.	The 2016-1 Lease has been validly assigned to the Vehicle Trust by the related Center and is owned by the Vehicle Trust, free of all liens, encumbrances or rights of others other than liens relating to administration of title and tax issues.	13.
Observe (a) the copy of the related Lease Agreement in the Lease File and confirm on the face of the Lease Agreement that it is marked appropriately to indicate the assignment of the related 2016-1 Lease to the Vehicle Trust and (b) the related Lease Agreement and confirm there is no notation on the face of the related Lease Agreement of any lien, encumbrances or rights of others (other than liens relating to administration of title and tax issues).

14.	As of the Cutoff Date, the Lessee of the 2016-1 Lease has a garaging state address in a Trust State and such Lessee is not BMW FS, the Depositor or any of their respective affiliates.	14.
Observe the face of the related Lease Agreement and confirm that, as of the Cutoff Date, (i) the garaging state address of the related Lessee was in a State on the list of Trust States provided to Clayton by BMW FS, and (ii) the Lessee is not BMW FS, the Depositor or any other entity on the list of affiliates provided to Clayton by BMW FS.

2

Representations and Warranties Made as of February 17, 2016	Tests
15.	The Certificate of Title for the vehicle related to the 2016-1 Lease is registered in the name of the Vehicle Trust or the Vehicle Trustee (or a properly completed application for such certificate of title has been submitted to the appropriate titling authority).	15.
Observe the related Lease File and confirm that either (i) the copy of the Certificate of Title for the related 2016-1 Vehicle contained therein is registered to the Vehicle Trust or the Vehicle Trustee or (ii) such Lease File contains evidence that, as of February 17, 2016, a properly completed application for the Certificate of Title to be registered to the Vehicle Trust or the Vehicle Trustee has been submitted to a titling authority.

16.	The 2016-1 Lease is a closed-end lease that required all Monthly Payments to be made within 36 months of the date of origination of such lease.	16.	Observe the related Lease Agreement and confirm that, as of February 17, 2016, the lease term stated on the face of such Lease Agreement was no more than 36 months.
17.	The 2016-1 Lease is fully assignable and does not require the consent of the Lessee as a condition to any transfer, sale or assignment of the rights of the related originator.	17.
Observe the related Lease Agreement and confirm that the face of such Lease Agreement contains a statement thereon indicating that the 2016-1 Lease may be transferred, sold or assigned without the consent of the related Lessee.

18.	The 2016-1 Lease has not been deferred or otherwise modified except in accordance with BMW FS’ normal credit and collection policies and practices.	18.
Observe the related Lease File and confirm that, as of February 17, 2016, the 2016-1 Lease has not been deferred or otherwise modified except in accordance with BMW FS’ normal credit and collection policies and practices.

19.	The 2016-1 Lease is not an asset of an Other SUBI.	19.	Observe the Data Tape and confirm that the 2016-1 Lease is described therein as being an asset of the 2016-1 SUBI (through a unique “IT” code to be provided by BMW) which identifies the 2016-1 SUBI.
20.	The servicing systems of BMW FS do not indicate that the Lessee of the 2016-1 Lease is currently the subject of a bankruptcy proceeding.	20.	Observe the Data Tape and confirm that, as of February 17, 2016, the 2016-1 Lease is not described thereon as being the subject of a bankruptcy proceeding.
21.	The 2016-1 Lease constitutes tangible “chattel paper” or “electronic chattel paper” for purposes of the UCC and, if such 2016-1 Lease constitutes “electronic chattel paper,” the Vehicle Trust has “control” (as such term is used in Section 9-105 of the UCC) over the “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such 2016-1 Lease.	21.
Observe the related Lease Agreement and confirm that (i) such Lease Agreement was on a form included in the list of approved forms of lease agreements provided to Clayton by BMW FS, and (ii) if such Lease Agreement was completed electronically, the face of such Lease Agreement indicates that it is the “Authoritative Copy”.

3